Item 77D
Legg Mason Partners Variable Government Portfolio

Sub-Item 77D Security Investment
Registrant Incorporates by reference Registrant's 497
Supplement
"dated November 1, 2006 filed on November 1, 2006."
(Accession No. 0001193125-06-220774)